UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 4, 2011
Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 278-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD.

The Gymboree Corporation (the “Company”) today announced it is in discussions to grant exclusive franchise rights to operate branded retails stores in the China market to Gymboree (China) Commercial and Trading Co. Ltd., a venture that will be jointly controlled by the shareholders of the Company and Bain Capital Asia Fund, a fund advised by Bain Capital Partners, LLC.

The Company has distributed $12 million in the form of a dividend to Giraffe Holding, Inc., its parent company, to be used by its shareholders to fund their equity investment in the venture.

The Company may issue dividends to its shareholders in the future for the purpose of further investments in the venture.  However, the Company is under no obligation to issue additional dividends and would do so only to the extent permitted under its financing documents and approved by its board of directors.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of October 29, 2011, the Company operated a total of 1,137 retail stores: 638 Gymboree® stores (593 in the United States, 41 in Canada, 3 in Australia and 1 in Puerto Rico), 153 Gymboree Outlet stores, 127 Janie and Jack® shops and 219 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 697 franchised and Company-operated Gymboree Play & Music® centers in the United States and 36 other countries.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated business activities.  These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  Actual results could vary materially as a result of a number of factors, including the ongoing volatility in the commodities market for cotton, uncertainties relating to high levels of unemployment and consumer debt, volatility in the financial markets, general economic conditions, the Company’s ability to anticipate and timely respond to changes in trends and consumer preferences and customer reactions to new merchandise, service levels and new concepts, competitive market conditions, success in meeting the Company's delivery targets, the Company's promotional activity, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company’s ability to attract and retain key personnel and other qualified team members, and other factors, including those discussed under “Risk Factors” in the Company’s Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on May 16, 2011. The forward-looking statements contained in this press release reflect the Company's expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: November 4, 2011	By:	/s/ JEFFREY P. HARRIS
Name: Jeffrey P. Harris
Title: Chief Financial Officer